Cooperative Agreement on Opening the Course of FUDAN English Express -

Listening and Oral Training

Part A: FUDAN University E-Learning College

Part B: Shanghai Broadband Network Inc.

Part A biography:

Originally opened in 2000, E-Learning College is one of the youngest colleges in FUDAN University. Being operated with advanced management system by experienced staff, the college aims at providing highly qualified human resource for various industries through its extensive training and becoming one of the most famous e-learning colleges in 5 years.

Part B biography:

Asia Broadband Inc. (ASAB) is a company incorporated in Nevada with its headquarters in Atlanta. The major business of ASAB is: broadband technology and product: online education. Shanghai Broadband Network Inc. is a Sino-US joint venture which is 75% owned and controlled by Asia Broadband Inc. It was registered in Shanghai Pudong Zhangjiang High Tech Park in 2000. Its Chinese shareholders include The Technical Center of Shanghai Information Authority and SIT Enterprise Development Co. Ltd. The goal of Shanghai Broadband is to be a leading player in the e-learning and online education and related offline classroom education services sector in China. The online education contents include non-degree, operate degree and master degree education. Currently, SBN has cooperated with several European and American famous education organization via ASAB and introduced advanced online teaching contents into China. And it's being popularized by Chinese relevant education organization.

Based on the signed agreement of Structural Cooperative Agreement of Developing E-Learning Project part A and part B have made the common agreement of opening the course of FUDAN English Express- Listening and Oral Training shown details as below:

1. Cooperative project details:

All the course materials including reading curriculums and electronic courseware for Quartet 0 - 9 will be supplied by part B, who will also provide all the associated legitimate copyright documents. Quartet 0 to 1 are starter courses, Quartet 2 to 5 are entry level courses and Quartet 6 to 9 are intermediate level courses, which contents are listed as following:

A. Multimedia and classroom courses:

Starting from Quartet 0 to Quartet 9, the ten-level courses will be debriefed as below:

- Quartet Starter (0): Containing five units with total of 160 hours of suggested learning hour (student self-learning time included).

- Quartet Starter (1): Containing 3 units in 12 lessons with total of 55 hours of suggested learning hour (student self-learning time included).

- Quartet Starter (2): Containing 3 units in 12 lessons with total of 55 hours of suggested learning hour (student self-learning time included).

- Quartet Starter (3): Containing 3 units in 12 lessons with total of 65 hours of suggested learning hour (student self-learning time included).

- Quartet Starter (4): Containing 5 units in 20 lessons and one grammar unit in 11 lessons with total of 65 hours of suggested learning hour (student self-learning time included).

- Quartet Starter (5): Containing 5 units in 20 lessons and one grammar unit in 12 lessons with total of 65 hours of suggested learning hour (student self-learning time included).

- Quartet Starter (6): Containing 5 units in 20 lessons and one grammar unit in 10 lessons with total of 75 hours of suggested learning hour (student self-learning time included).

- Quartet Starter (7): Containing 5 units in 20 lessons and one grammar unit in 11 lessons with total of 75 hours of suggested learning hour (student self-learning time included).

- Quartet Starter (8): Containing 5 units in 20 lessons and one grammar unit in 10 lessons with total of 75 hours of suggested learning hour (student self-learning time included).

- Quartet Starter (9): Containing 5 units in 20 lessons and one grammar unit in 8 lessons with total of 65 hours of suggested learning hour (student self-learning time included).

B. Course related items:

- Course curriculums and tool books for the 10 quartets listed above.

- Learner Management System, training guide book and references.

- Associated technical support and other support services.

2. Project Operating Mode

Two operating modes for two student sources will be applied:

A. For students currently studying in FUDAN University.

a. For the students currently studying in FUDAN University E-Learning College.

Given the appraisal by the English language professionals as well as the positive feedback from the students, Quartet 0 to 9 are considered suitable curriculums for improving the oral and spoken English for students currently studying in FUDAN University E-Learning College. Two phases for implementing the project are outlined below:

- Starting from September or October 2002, it will be an optional curriculum for the course of listening and oral English. Lectures will be recommending it to the students and some associated events will also be available. There will be no charge for the starter courses and the entry level and intermediate level tuition fees are RMB750 each, including all learning curriculum, rights to use on-line learning, in classroom fees and event fees.

- Starting from September or October 2003, it will be the required course serving as the curriculum of extensive English training course and the references of Chinese College English Level 4 exam, TOEFL or IELTS for the first and the second year graduate students. This project will be listed in the educational plan dedicated for high school students qualifying for entering college.

b. For the non-English major students currently study in FUDAN University E-Learning College.

Given the appraisal by the English language professionals as well as the positive feedback from the students, Quartet 0 to 9 are considered suitable curriculums for improving the listening and oral English for students currently study in FUDAN University E-Learning

College. Lectures will be recommending it to the students and some associated events will also be available. There will be no charge for the starter courses and the entry level and intermediate level tuition fees are RMB750 each, including all learning curriculum, rights to use on-line learning, in classroom fees and event fees.

c. For the English major students currently study in FUDAN University E-Learning College.

Given the appraisal by the English language professionals as well as the positive feedback from the students, Quartet 0 to 9 are considered suitable curriculums for improving the listening and oral English for students currently study in FUDAN University E-Learning College. Lectures will be recommending it to the students and some associated events will also be available. There is no charge for the starter courses and the entry level and intermediate level tuition fees are RMB750 each, including all learning curriculum, rights to use on-line learning, in classroom fees and event fees.

B. For non-FUDAN University students

Featured with on-line self study, integrated classroom teaching and some English salon, Quartet English courses are opened to the public world with a standard tuition fee of RMB 1500 for the courses of starter, entry level and intermediate level.

Starting in the second half of 2002, the project aims at getting 10,000 students registered by the end of the first year.

Based on the above cooperative agreement, part A and part B will come up with a detail operational guideline for each operating mode.

3. Time frame of starting the project

The project will be starting one week after this agreement is signed by both parties. From September or October 2002, the courses will first open to the students in FUDAN University E-Learning College. And further down the road, students of either English major or non-English major in FUDAN University will be introduced to the courses.

Courses opening to the public will start at the end of year 2002 or the beginning of year 2003.

4. Obligations and responsibilities of part A and part B.

Part A is responsible for the following:

1) Hiring Teachers.

2) Basic study facilities and equipments (e.g., classrooms).

3) Quality control and training evaluation.

4) Advertising and marketing activities.

5) Involvement in publishing and releasing the curriculums.

6) Promulgating certificates or diplomas to students successfully finish the courses.

7) All the legal paper work for approval by the government.

8) And any other falling into part A's responsibility.

Part B is responsible for the following:

1) Providing all the course related materials including curriculums, reference CDs and the e-learning network platform.

2) Solely responsible for the copyrights of any course related materials.

3) Localize the content of the courses. This will include providing Chinese version of courses.

4) Involvement in looking through the courses.

5) Publishing and releasing the course curriculums.

6) Technical support required by the project.

7) All the legal paper work for approval by the government.

8) And any other falling into part B's responsibility.

Part A and part B should both provide all the original copy of legal documents to certify the items they are responsible for. A second copy of those legal documents will have to be added as an appendix in this agreement.

5. Dividend guideline of the project

Two ways of profit sharing will be applied based on the sources of the students.

5.1 Students currently study in FUDAN University.

Part A and part B will open FUDAN English Express - Listening and Oral English training for the students in FUDAN University. Details of the profit sharing are listed as below:

Part A: will be gaining seventy percent of the total margin. (70%)

Part B: will be gaining thirty percent of the total margin. (30%)

5.2 Students from outside FUDAN University.

The profit sharing guideline will be written on a separate agreement signed by part A, part B and Part C, thus not outlined in this agreement.

6. Valid Date

This agreement will have come into action for one year starting from the day it is signed. Both parts will renegotiate the details of the contract after one year to come up with a new agreement.

7. Penalties for Breaching the Faith and Conflict Resolving

a. Should any part breach the faith causing the agreement not being able to continue, the other part will have the right to terminate the contract.

b. The part keeping the faith has the right to claim the cost of damages from the part breaching the faith.

c. Any conflict will be resolved first between the two parts. If there is no compromise reached after 60 days, the issue will be brought to Shanghai Yangpu District Court of Arbitration.

8. Others

a. A different project agreement will be drafted and signed regarding the courses opening for non-FUDAN University students.

b. Either of the parts could release its own business information, financial status and human resource information to the other part. This confidential information should solely be kept for internal use purpose and not released to the public by any mean.

c. The project details and partnering relationship information should not be released to the public by any of the parts. Failure to do so could lead to financial penalty.

d. This agreement will have two copies given to each part.

e. This agreement will be in effect once signed and sealed by both parts, who will also discuss any conflicts that might arise from the project, in which case an appendix will also be drafted and be added as part of this agreement.

Part A: FUDAN University E-Learning College
Representative: Zhong Xu
Date: July 15th, 2002

Part B: Shanghai Broadband Network Inc.
Representative: Yuguo Zhang
Date: July 15th, 2002